 Exhibit 1.1

WEIBO CORPORATION

9,900,000 Class A ordinary shares

(par value US$0.00025 per share)

International Underwriting Agreement

[●], 2021

Goldman Sachs (Asia) L.L.C.
68/F, Cheung Kong Center
2 Queen’s Road, Central
Hong Kong
(“Goldman Sachs”)

Credit Suisse (Hong Kong) Limited
Level 88, International Commerce Centre
1 Austin Road West, Kowloon
Hong Kong
(“Credit Suisse”)

CLSA Limited
18/F, One Pacific Place
88 Queensway
Hong Kong
(“CLSA”)

China International Capital Corporation Hong Kong Securities Limited
29/F, One International Finance Centre
1 Harbour View Street, Central
Hong Kong
(“CICC”)

As joint representatives (the “Joint Representatives”) and on behalf of the several International Underwriters named in Schedule I-B hereto.

CLSA Capital Markets Limited
18/F, One Pacific Place
88 Queensway
Hong Kong
(“CLSA Capital Markets”)

As a Joint Sponsor (as defined below) (together with Goldman Sachs, Credit Suisse and CICC, the “Joint Sponsors”)

Ladies and Gentlemen:

Weibo Corporation, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the International Underwriters named in Schedule I-B hereto (the “International Underwriters”) or to the purchasers procured by the International Underwriters an aggregate of 4,400,000 Class A ordinary shares (the “Company Firm Shares”) of US$0.00025 par value per share of the Company. Certain shareholder of the Company named in Schedule I-C hereto (the “Selling Shareholder”) proposes, subject to the terms and conditions stated herein, to sell to the International Underwriters an aggregate of 5,500,000 Class A ordinary shares (to be converted from Class B ordinary shares prior to the listing of the Company’s Class A ordinary shares on the SEHK (as defined below)) (“Selling Shareholder Firm Shares”) of the Company and, at the election of the International Underwriters, up to 1,650,000 additional Class A ordinary shares to be converted from the 1,650,000 Class B ordinary shares. The Company Firm Shares and Selling Shareholder Firm Shares are herein collectively called the “Firm Shares,” and the 1,650,000 additional Class A ordinary shares to be converted from the 1,650,000 Class B ordinary shares and sold by the Selling Shareholder are herein called the “Optional Shares.” The Firm Shares and the Optional Shares are collectively referred to herein as the “International Offer Shares” and the offering and sale of the International Offer Shares is referred to herein as the “International Offering.” The International Offer Shares will be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars.

The Company and the Selling Shareholder have entered into an agreement dated November 26, 2021 (the “Hong Kong Underwriting Agreement”) relating to the offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 1,100,000 Class A ordinary shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is referred to herein as the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are collectively referred to herein as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are collectively referred to herein as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are collectively referred to herein as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are collectively referred to herein as the “Offer Shares.” Capitalized terms used and not otherwise defined herein have the meanings given to them in the Hong Kong Underwriting Agreement. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares are being offered at a price of HK$[●] per Share (the “International Offer Price”) and the Hong Kong Offer Shares are being offered at a price of HK$[●] per Share (the “Hong Kong Offer Price”), which is exclusive of the brokerage fee per Share of 1.0% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “Brokerage”), a trading fee per Share of 0.005% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “Trading Fee”) imposed by the SEHK and a transaction levy per Share of 0.0027% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case, payable by the purchasers of the International Offer Shares or the Hong Kong Offer Shares, as the case may be. The Trading Fee and the Transaction Levy are also payable by the Company and the Selling Shareholder with respect to the International Offer Shares or the Hong Kong Offer Shares, as the case may be. Each of the International Underwriters shall remit in full to the Settlement Agent (as defined in Section 2(a)) the aggregate amount of Brokerage received by such International Underwriter from purchasers of the International Offer Shares (including any Unsold Hong Kong Offer Shares reallocated to the International Offering pursuant to Section 1(e) hereof), irrespective of whether or not such International Underwriter will be entitled to such Brokerage or any part thereof, and the aggregate amount of Brokerage with respect to the International Offer Shares shall be allocated and paid by the Settlement Agent to the International Underwriters in proportion to their respective proportion which is to be underwritten or purchased by such International Underwriter to the total Firm Shares as set forth in Schedule I-B hereto. A prospectus dated November 29, 2021 (the “Hong Kong Prospectus”) has been prepared and used in connection with an offer by the Company and the Selling Shareholder for subscription of the Hong Kong Offer Shares in the Hong Kong Public Offering. The Company has made an application for listing the Shares on the Main Board of the SEHK, with Goldman Sachs, Credit Suisse, CLSA Capital Markets and CICC acting as the joint sponsors of the Company’s application for listing (the “Joint Sponsors”).

Goldman Sachs, Credit Suisse, CLSA and CICC shall act as the joint representatives for the International Offering (the “Joint Representatives”) and on behalf of the International Underwriters. Goldman Sachs, Credit Suisse, CLSA, CICC, Nomura International (Hong Kong) Limited (“Nomura”) and Deutsche Bank AG, Hong Kong Branch1 (“Deutsche Bank”) shall act as the joint global coordinators for the International Offering (the “Joint Global Coordinators”) and on behalf of the International Underwriters. Goldman Sachs, Credit Suisse, CLSA, CICC, Nomura, Deutsche Bank, Haitong International Securities Company Limited (“Haitong”), Huatai Financial Holdings (Hong Kong) Limited (“Huatai”),Valuable Capital Limited (“Valuable Capital”), ABCI Capital Limited (“ABCI Capital”), CMBC Securities Company Limited (“CMBC”) and CMB International Capital Limited (“CMBI”) shall act as joint bookrunners (collectively, the “Joint Bookrunners,” and each, a “Joint Bookrunner”). Goldman Sachs, Credit Suisse, CLSA, CICC, Nomura, Deutsche Bank, Haitong, Huatai, Valuable Capital, ABCI Securities Company Limited, CMBC and CMBI shall act as joint lead managers (collectively, the “Joint Lead Managers,” and each, a “Joint Lead Manager”). The International Underwriters hereunder and the Hong Kong Underwriters are simultaneously entering into an agreement (the “Agreement Between Syndicates”), which provides, among other things, that the Joint Representatives shall have the right (but shall have no obligation to), in their sole and absolute discretion, to allocate Offer Shares between the International Offering and the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the Joint Lead Managers by the International Underwriters and the Hong Kong Underwriters.

1 Deutsche Bank Aktiengesellschaft (Incorporated in the Federal Republic of Germany & members’ liability is limited)

Reference is made to the stock borrowing agreement between Goldman Sachs International (“Borrower”) and WB HZGS Estate (Hong Kong) Limited (“Lender”) (the “Stock Borrowing Agreement”), dated on or around the date of this Agreement, pursuant to which the Lender has agreed to lend to the Borrower an aggregate of up to 1,650,000 Class A ordinary shares of the Company (“Borrowed Shares”) during the term of Stock Borrowing Agreement to facilitate the settlement of over-allocations.

Capitalized terms used and not otherwise defined herein (including in the Schedules hereto) shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereunder,” “hereby,” “hereinafter” and similar terms, as used in this Agreement shall, in each case, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, sentence or other subdivision of this Agreement. The term “or”, as used herein, is not exclusive.

1.            (a) Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the several International Underwriters the Company Firm Shares and the Selling Shareholder agrees to sell to the several International Underwriters the Selling Shareholder Firm Shares, and each of the International Underwriters agrees, severally and not jointly or jointly and severally, to procure purchasers for or, failing which, to purchase itself or through its Affiliates (as defined in Rule 405 under the Securities Act) from the Company and the Selling Shareholder, at the International Offer Price, the number of Firm Shares set forth opposite such International Underwriter’s name in Schedule I-B hereto (subject to any reallocation by the Joint Representatives of Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 9 hereof).

(b)            In addition, the Selling Shareholder hereby grants to the several International Underwriters the option (the “Over-Allotment Option”), severally, to procure purchasers for or, failing which, to purchase themselves or through their respective Affiliates all or a portion of the Optional Shares, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the International Underwriters shall have the right, severally, to procure purchasers for or, failing which, to purchase themselves or through their respective Affiliates, ratably in accordance with the number of Firm Shares to be purchased by each of the International Underwriters (or through its Affiliates or the purchasers procured by it), all or a portion of the Optional Shares to cover, among other things, over-allocations made in connection with the offering of the Firm Shares, at the International Offer Price. The Over-Allotment Option may be exercised by the Joint Representatives in their sole and absolute discretion on behalf of the several International Underwriters, by written notice substantially in the form set forth in Exhibit D hereto, to the Selling Shareholder, at any time and from time to time on or before the expiration of the period of 30 calendar days after the last day for the lodging of applications under the Hong Kong Public Offering (the “Option Expiration Date”). Any exercise notice shall specify the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, provided, however, that, no such date and time of delivery of the Optional Shares shall be earlier than the First Time of Delivery (as defined in Section 2(a) hereof) nor, unless the Joint Representatives and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after delivery of such notice of exercise. Upon any exercise of the Over-Allotment Option, the number of Optional Shares to be purchased by each International Underwriter shall be the number (subject to such adjustment as the Joint Representatives may determine to avoid fractional shares) which bears the same proportion to the total number of Optional Shares being purchased by the several International Underwriters pursuant to such exercise as the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-B hereto bears to the total number of Firm Shares, subject to any reallocation by the Joint Representatives of the Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 9 hereof.

(c)            The Joint Representatives will jointly advise the Company on the manner and basis of allocation of the International Offer Shares, and a final allocation shall be confirmed by the Company. Upon authorization by the Joint Representatives of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale. The Company acknowledges and agrees that the sale of the International Offer Shares by such International Underwriter shall be made by it either as agent of the Company under applicable Laws to procure purchasers for the International Offer Shares (in which case the purchase obligation of such International Underwriter under subsection (a) of this Section 1 shall be reduced pro tanto) or, as principal to purchase itself or through its Affiliates the International Offer Shares, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this subsection (c) and under applicable Laws will remain obligated to pay to the Company the aggregate International Offer Price for such International Offer Shares as if such International Underwriters were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(d)            It is agreed and understood that pursuant to the Agreement Between Syndicates, under the direction of the Joint Representatives, if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents (i) 10 times or more but less than 15 times, (ii) 15 times or more but less than 20 times, or (iii) 20 times or more, of the number of the Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then Offer Shares shall be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Offer Shares available under the Hong Kong Public Offering shall be increased to 3,300,000 Offer Shares (in the case of (i)), 4,400,000 Offer Shares (in the case of (ii)) and 5,500,000 Offer Shares (in the case of (iii)), representing approximately 30%, 40% and 50% of the total number of Offer Shares initially available under the Global Offering, respectively (before any exercise of the Over-Allotment Option). In each case (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Representatives, in their sole and absolute discretion, deem appropriate and in accordance with the Hong Kong Underwriting Agreement. The Reallocated Shares shall be delivered to investors in the Hong Kong Public Offering specified by the Joint Representatives in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering. An amount equal to the underwriting commissions on the Reallocated Shares shall be withheld by the International Underwriters. For the avoidance of doubt, no Underwriting Commission shall be payable by the Company to the Hong Kong Underwriters on any of such Reallocated Shares. The International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares.

(e)            It is understood and agreed that, pursuant to the Hong Kong Underwriting Agreement and the Agreement Between Syndicates, the Joint Representatives, in their sole and absolute discretion, may (but shall have no obligation to) reallocate all or any of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription from the Hong Kong Public Offering to the International Offering (the “Unsold Hong Kong Offer Shares”) to one or more of the International Underwriters in such amounts as the Joint Representatives, in their sole and absolute discretion, determine, whereupon such International Underwriter will become obligated to purchase, at the International Offer Price, the number of Unsold Hong Kong Offer Shares that are reallocated to such International Underwriter; provided, that such International Underwriter shall be entitled to receive an amount equal to the underwriting commissions corresponding to the amount of Unsold Hong Kong Offer Shares reallocated to it to the Hong Kong Underwriters on any of the Unsold Hong Kong Offer Shares reallocated to the International Offering.

(f)            In consideration of the agreement of the Underwriters to purchase or procure purchasers for the Hong Kong Offer Shares and the International Offer Shares, the Company agrees to pay to the Joint Representatives (on behalf of the Underwriters) an aggregate gross commission of [●]% of the aggregate International Offer Price and [●]% of the aggregate Hong Kong Offer Price, as applicable (which amount includes fees payable to the Hong Kong Underwriters under Clauses 6.1 and 6.2 of the Hong Kong Underwriting Agreement), (the “Underwriting Commission”). The Joint Representatives shall allocate the Underwriting Commission among all Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Offer Shares set forth opposite the name of the relevant Underwriter in Schedule I-A hereto.

(g)            In connection with the Global Offering, Goldman Sachs (or any person acting for it) is expected to act as stabilizing manager (the “Stabilizing Manager”) and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise (whether in Hong Kong or elsewhere) with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the date of this Agreement. The Stabilizing Manager may, in its sole and absolute discretion, appoint any person(s) to be its agent or agents for the purposes of taking any stabilization action pursuant to this subsection (g). Any such agent or agents shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this subsection (g). Stabilization actions taken pursuant to this subsection (g), if commenced, may be discontinued at any time at the sole and absolute discretion of the Stabilizing Manager. Each of the International Underwriters (other than the Stabilizing Manager) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Stabilizing Manager) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its respective Affiliates, agents and/or subsidiaries not to take, directly or indirectly (in the open market or otherwise), any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company. The Company and the Selling Shareholder shall not be responsible for any liabilities, expenses and losses and shall not be entitled to any profit arising from stabilizing activities and transactions effected by the Stabilizing Manager. Payment of any such profits or gains (if any) referred to in this subsection (g) to the parties entitled thereto, and any liabilities, expenses (including without limitation stock borrowing expenses and any expenses which the Borrower has agreed to reimburse to the Lender in accordance with the terms of the Stock Borrowing Agreement) and losses referred to in this subsection (g) shall be made or settled by the Stabilizing Manager within 90 business days from the Option Expiration Date.

(h)            Each International Underwriter shall bear the payment of any cost, trading fee, transaction levy chargeable in connection with or tax or any stamp duty arising from any allocation or transfer of shares borrowed under the Stock Borrowing Agreement by the Stabilizing Manager or any International Underwriter to investors under the International Offering. Such payment will be shared in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-B hereto.

(i)            Any expenses incurred in connection with funding amounts payable to the Company at a Time of Delivery (including, for the avoidance of doubt, any intra-day funding costs attributable to the Settlement Agent as clearing bank) shall be borne by each of the International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-B hereto.

(j)            The International Underwriters shall be entitled to enter into sub-underwriting agreements in respect of any part of their respective International Offer Shares underwritten by them, provided that no International Underwriter shall offer or sell any International Offer Shares in connection with any such sub-underwriting arrangements to any person in respect of whom such offer or sale would be in contravention of the Listing Rules, applicable Laws or any selling restrictions set out in any of the Offering Documents. All sub-underwriting commission shall be borne by the relevant International Underwriter and shall not be for the account of the Company.

(k)            The Settlement Agent shall settle all payments of fees, commissions and brokerage due to the International Underwriters within the three months of the Listing Date (provided that the Settlement Agent has received the relevant funds from the Company).

2.            (a) The Company hereby appoints Goldman Sachs as the settlement agent to the Global Offering (the “Settlement Agent”). The time and date of the delivery and payment as described in subsection (b) of this Section 2 shall be made, with respect to the Firm Shares, at or around 5:00 p.m., Hong Kong time, on December 8, 2021, or such other time and date as the Joint Representatives and the Company may agree upon in writing and, with respect to the Optional Shares as to which the Over-Allotment Option has been exercised, at or around 5:00 p.m., Hong Kong time, on the date specified by the Joint Representatives in the written notice given by the Joint Representatives of the International Underwriters’ election to purchase such Optional Shares, or such other time and date as the Joint Representatives and the Company may agree upon in writing. Such time and date for delivery of and payment for the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of and payment for the Optional Shares, if not the First Time of Delivery, is herein called the “Additional Time of Delivery,” and each such time and date for delivery and payment is herein called a “Time of Delivery.”

(b)            The International Offer Shares to be purchased by purchasers procured by the several International Underwriters or, failing which, each International Underwriter hereunder (including any Unsold Hong Kong Offer Shares reallocated to the International Offering to such International Underwriter pursuant to Section 1(e) hereof) shall be delivered by or on behalf of the Company to the Settlement Agent, in definitive form and in such authorized denominations and registered in such names as the Settlement Agent may on behalf of such International Underwriter request by at least two business days’ notice to the Company prior to each Time of Delivery, for dispatch or release to the purchasers of such International Offer Shares or, as the case may be, through the facilities of the Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”) as designated by the Settlement Agent (on behalf of the International Underwriters), against payment by or on behalf of such International Underwriter of the International Offer Shares therefor by wire transfer (same day) in Hong Kong dollars in immediately available funds to such account or accounts designated by the Company prior to such Time of Delivery. The Company will cause the certificates representing the International Offer Shares, as applicable, to be made available for checking with respect thereto at the offices of Computershare Hong Kong Investor Services Limited at least 24 hours prior to each Time of Delivery.

(c)            It is understood and agreed by the parties hereto that no delivery or transfer of International Offer Shares to be purchased and sold hereunder at a Time of Delivery shall be effective until and unless (i) payment therefor has been made pursuant hereto and (ii) each of CCASS and the Company shall have furnished or caused to be furnished to the Joint Representatives, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Representatives of such delivery or transfer of International Offer Shares.

(d)            Except as otherwise agreed in writing by the Company and the Joint Representatives, at the First Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such First Time of Delivery (i) the Underwriting Commission payable to the International Underwriters in accordance with Section 1(f) hereof, PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Firm Shares (including any Unsold Hong Kong Offer Shares reallocated to the International Offering pursuant to Section 1(e) hereof but excluding any Optional Shares), which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, and (iii) the aggregate amount of the Brokerage (the aggregate amount in the foregoing (A) is referred to as the “Total Transaction Fees”), and (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Firm Shares (including any Unsold Hong Kong Offer Shares reallocated to the International Offering pursuant to Section 1(e) hereof), arrange payment by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery.

(e)            At each Additional Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company and the Selling Shareholder hereunder at such Additional Time of Delivery (i) the Underwriting Commission in respect of the Optional Shares (to the extent the Over-Allotment Option is exercised) payable to the International Underwriters pursuant to Section 1 hereof, PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company and the Selling Shareholder on the sale of the Optional Shares (including any Unsold Hong Kong Offer Shares reallocated to the International Offering pursuant to Section 1(e) hereof), which the Settlement Agent will, on behalf of the Company and the Selling Shareholder, pay or cause to be paid to the persons entitled thereto, (the foregoing (A) is referred to as the “Option Transaction Fee”), and (B) the Settlement Agent shall, on behalf of the International Underwriters, but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Optional Shares, arrange payment by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery.

(f)            The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Offer Shares, will be delivered at the offices of Simpson Thacher & Bartlett (the “Closing Location”), and the Offer Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 6:00 p.m., Hong Kong time, on the Hong Kong Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

3.            (A)         The Company represents and warrants to, and agrees with, each of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters that:

(a)            an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), on Form F-3 (File No. 333-261379) relating to the registration of the ordinary shares of the Company, including the Offer Shares and the Borrowed Shares made available for loan by the Lender to the Borrower in accordance with the terms of the Stock Borrowing Agreement has been filed with the U.S. Securities and Exchange Commission (the “SEC”) not earlier than three years prior to the date hereof. Such registration statement, and any post-effective amendment thereto, became effective on filing with the SEC. Such registration statement, at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is referred to herein as the “Registration Statement;” the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus;” any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus;” the Basic Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined below), is hereinafter called the “Pricing Prospectus;” the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter called the “Prospectus;” any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Registration Statement, Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include documents subsequently filed or furnished by the Company under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein (which in the case of any report on Form 6-K shall expressly indicate it is being incorporated by reference); any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, and any prospectus supplement relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offer Shares is hereinafter called an “Issuer Free Writing Prospectus”); “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule II hereto. The Pricing Prospectus, as supplemented by any General Use Issuer Free Writing Prospectus(es) and other documents and information set forth in Schedule II to this Agreement, all considered together, are collectively referred to herein as the “General Disclosure Package.” As used herein, the “Time of Sale” means the time when sales of the International Offer Shares were first made, which for purposes of this Agreement is 7:00 p.m. Hong Kong time on the date of this Agreement.

(b)            No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge, threatened by the SEC, no notice of objection of the SEC to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and the Offer Shares have been duly registered under the Securities Act pursuant to such Registration Statement.

(c)            The Company is not an “ineligible issuer” as defined in Rule 405 under the Securities Act in connection with the offering of the Offer Shares. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the SEC objects to the use of the Registration Statement as an automatic shelf registration statement;

(d)            (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)            The General Disclosure Package, and any Testing-the-Waters Communication, when considered together with the General Disclosure Package, as of the Time of Sale did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, each “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”) and each Written Testing-the-Waters Communication does not conflict with the material information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, taken together with the General Disclosure Package as of the Time of Sale, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)            The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the filing of the relevant documents with the SEC have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(g)            The Company (including, without limitation, its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to any offering material in connection with the offering and sale of the Offer Shares and will not, without the prior written consent of the Joint Representatives, prepare, make, use, authorize, approve or refer to any offering material, other than the Pricing Prospectus and any Issuer Free Writing Prospectus to which the Joint Representatives have consented in accordance with this Agreement;

(h)            The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder;

(i)            The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(j)            (A) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Joint Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(k)            Neither the Company nor any of its subsidiaries or consolidated variable interest entities has, since the date of the latest audited financial statements, (i) sustained any material loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, in each case otherwise than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Registration Statement, the General Disclosure Package and the Prospectus) or long term debt of the Company or any of its subsidiaries and consolidated variable interest entities, or (y) any Material Adverse Change (as defined below); as used in this Agreement, “Material Adverse Change” shall mean a material adverse change or any development involving a prospective material adverse change, in or affecting the assets, liabilities, business, general affairs, management, prospects, shareholders’ equity, profits, losses, results of operations, position or condition, financial or otherwise, or performance of the Company and its subsidiaries and consolidated variable interest entities, taken as a whole;

(l)            The Company and its subsidiaries and consolidated variable interest entities have good and marketable title to all properties and assets owned by them, that are material to the business of the Company, its subsidiaries and consolidated variable interest entities, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and consolidated variable interest entities; any real property and buildings held under lease by the Company and its subsidiaries and consolidated variable interest entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries and consolidated variable interest entities; and none of the Company or any of its subsidiaries or consolidated variable interest entities has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries or consolidated variable interest entities under any of the leases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries or consolidated variable interest entities to the continued possession of the leased or subleased premises under any such lease;

(m)            Each of the Company and each of its subsidiaries and consolidated variable interest entities has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) to the extent applicable, duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of this clause (ii), to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to result in a Material Adverse Change; the Company has been duly registered as a non-Hong Kong company under Part 16 of the then in force Companies Ordinance (Chapter 622 of the Laws of Hong Kong); and each of the business licenses and articles of association of each of the subsidiaries and consolidated variable interest entities formed under the laws and regulations of the People’s Republic of China (the PRC) is in full force and effect under, and in compliance with PRC law;

(n)            The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and all of the issued shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Shares contained in the Registration Statement, the General Disclosure Package and the Prospectus; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid (if they have become due and payable pursuant to their respective articles of association) and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Registration Statement, the General Disclosure Package and the Prospectus; all of the equity interests in the consolidated variable interest entities have been duly and validly authorized and issued, are fully paid (if they have become due and payable pursuant to their respective articles of association) and non-assessable in accordance with the laws of the PRC and free and clear of all liens, encumbrances, equities or claims; the Offer Shares to be issued and sold by the Company to the Underwriters have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free of any restriction upon the holding, voting or transfer thereof and will conform to the description of the Shares contained in the Registration Statement, the General Disclosure Package and the Prospectus; and no person has exercised any preemptive or similar rights in connection with the issuance of the Offer Shares;

(o)            Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase, or instruments convertible into or exchangeable for, any equity interest in the Company or its subsidiaries or consolidated variable interest entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares in the capital stock of the Company, its subsidiaries or consolidated variable interest entities, any such convertible or exchangeable securities or any such rights, warrants or options;

(p)            Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), other than registration rights that will be satisfied, waived or complied with;

(q)            The issue and sale of the Offer Shares and the compliance by the Company with this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents and the consummation of the transactions contemplated in this Agreement, the Hong Kong Underwriting Agreement, the Operative Documents, the Registration Statement, the General Disclosure Package and the Prospectus and the Stock Borrowing Agreement, as applicable, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries or consolidated variable interest entities is a party or by which the Company or any of its subsidiaries or consolidated variable interest entities is bound or to which any of the property or assets of the Company or any of its subsidiaries or consolidated variable interest entities is subject, except for such conflicts, breaches, violations or defaults that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries or consolidated variable interest entities, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or consolidated variable interest entities or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company or the Lender for the consummation of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents for the issuing, offering and sale of the Offer Shares, the deposit of the Offer Shares with the HKSCC or the delivery of the Borrowed Shares, except such as have been obtained under the Securities Act and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Offer Shares by the Underwriters and such final approval from the SEHK for the listing of and permission to deal in the Offer Shares on the Main Board of the SEHK;

(r)            The certificate of incorporation, by-laws or other constitutional or organizational documents of each of the Company and its subsidiaries and consolidated variable interest entities comply with the requirements of applicable law in its respective jurisdiction of incorporation and are in full force and effect; and the constitutional and organizational documents of the Company comply with the laws of Hong Kong (including, without limitation, the Listing Rules) in all material respects;

(s)            The 1,650,000 Class A ordinary shares of the Company available for loan by the Lender to the Borrower in accordance with the terms of the Stock Borrowing Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and will be delivered by the Lender in accordance with the terms of the Stock Borrowing Agreement;

(t)            Neither the Company nor any of its subsidiaries and consolidated variable interest entities is (A) in violation of any applicable laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands, Hong Kong, British Virgin Islands or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities in the PRC, the Cayman Islands, Hong Kong, British Virgin Islands or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents, or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except such violations or defaults under clauses (A), (B) or (D) above that would not, individually or in the aggregate, result in a Material Adverse Change.

(u)            The application of the net proceeds from the offer and sale of the Offer Shares, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its subsidiaries or consolidated variable interest entities or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its subsidiaries or consolidated variable interest entities or any governmental authorization applicable to any of the Company or any of its subsidiaries or consolidated variable interest entities;

(v)            Any third-party statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, the Company has obtained the written consents to the use of such data from such sources to the extent required;

(w)            Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or consolidated variable interest entities or any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or consolidated variable interest entities or any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries or consolidated variable interest entities (or such officer or director), would individually or in the aggregate result in a Material Adverse Change; and, to the Company’s best knowledge after due and careful inquiry, no such proceedings are threatened or contemplated by governmental authorities or others;

(x)            Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries and consolidated variable interest entities possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (the “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them, and have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of its subsidiaries or consolidated variable interest entities, would individually or in the aggregate, (i) result in a Material Adverse Change on the Company and its subsidiaries and consolidated variable interest entities taken as a whole, or (ii) prevent the consummation of the transactions contemplated hereby, in the Hong Kong Underwriting Agreement or in the Operative Documents; all such Licenses necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them contain no conditions precedent that have not been fulfilled or performed or other materially burdensome restrictions or conditions not described in the Registration Statement, the General Disclosure Package and the Prospectus; all such Licenses are valid and in full force and effect, and none of the Company or its subsidiaries or consolidated variable interest entities is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any relevant governmental authority is considering revoking, suspending or modifying, any such License;

(y)            The Company and its subsidiaries and consolidated variable interest entities own, possess, licenses or has other rights to use or can acquire on reasonable terms sufficient trademarks, service marks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them, and the loss or expiration of any such Intellectual Property Rights would not, individually or in the aggregate, result in a Material Adverse Change. (i) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries or consolidated variable interest entities; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute or result in any of the foregoing, by the Company or its subsidiaries or consolidated variable interest entities or third parties of any of the Intellectual Property Rights of the Company or its subsidiaries or consolidated variable interest entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ or consolidated variable interest entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries or consolidated variable interest entities infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries or consolidated variable interest entities in their businesses has been obtained or is being used by the Company or its subsidiaries or consolidated variable interest entities in violation of any contractual obligation binding on the Company or any of its subsidiaries or consolidated variable interest entities in violation of the rights of any persons; except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any of the subsidiaries or consolidated variable interest entities, individually or in the aggregate, result in a Material Adverse Change;

(z)            The Company’s and its subsidiaries’ or consolidated variable interest entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries or consolidated variable interest entities, take as a whole, as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except those that would not result in a Material Adverse Change. The Company and its subsidiaries or consolidated variable interest entities have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that would not reasonably be expected to have a Material Adverse Change or that have been remedied without material cost or liability. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries or consolidated variable interest entities are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to cybersecurity, the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(aa)          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company and its subsidiaries and consolidated variable interest entities and their respective assets and operations are in compliance with, and the Company and each of its subsidiaries and consolidated variable interest entities have obtained or made and hold and are in compliance with all approvals required under, any and all applicable Cybersecurity Laws (as defined below); and (B) none of the Company or its subsidiaries or consolidated variable interest entities is the subject of any investigation, or has received any inquiry, notice, warning, sanction or claim, or is a party to or affected by any pending or, threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Cybersecurity Law, in particular, neither the Company nor its subsidiaries or consolidated variable interest entities is currently subject to a cybersecurity review by the Cyberspace Administration of the PRC (the “CAC”), except which would not, if determined adversely to the Company or any of the subsidiaries or consolidated variable interest entities, individually or in the aggregate, result in a Material Adverse Change. As used herein, “Cybersecurity Laws” means any statute, rule, regulation, decision or order of any governmental agency or any court, domestic or foreign relating to IT System security, data security and cyberspace security relevant and applicable to the conduct of the business now conducted by the Company and its subsidiaries and consolidated variable interest entities;

(bb)         (A) (i) No labor dispute with the employees of the Company or any of its subsidiaries or consolidated variable interest entities exists or, to the best knowledge of the Company after due and careful inquiry, is imminent that could have a Material Adverse Change on the Company, and (ii) except for matters which would not, individually or in the aggregate, result in a Material Adverse Change, to the best of the Company’s knowledge after due and careful inquiry, there is no existing, imminent or threatened labor disturbance by the employees of any of the principal suppliers or contractors of the Company or any of its subsidiaries or consolidated variable interest entities; and (B) except for matters which would not, individually or in the aggregate, result in a Material Adverse Change, there have been and are no violations of any applicable labor and employment law in the relevant jurisdictions by the Company or any of its subsidiaries or consolidated variable interest entities or, to the best of the Company’s knowledge after due and careful inquiry, by any of the principal suppliers or contractors of the Company or any of its subsidiaries or consolidated variable interest entities;

(cc)          All returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries and consolidated variable interest entities for taxation purposes as required by the law of the jurisdictions in which the Company and its subsidiaries and consolidated variable interest entities are incorporated, managed or engage in business have been made and all such returns, reports or filings are correct and were prepared on a proper basis in all respects, except where the failure to make any such return, report or filing, or correctly or properly file any such return, report or filing, would not reasonably be expected to result in a Material Adverse Change; no such returns, reports or filings are the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; the provisions included in the audited consolidated financial statements as set out in the Registration Statement, the General Disclosure Package and the Prospectus included appropriate provisions required under U.S. generally accepted accounting principles (“U.S. GAAP”) for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries or consolidated variable interest entities has received written notice of any material tax deficiency with respect to the Company or any of its subsidiaries or consolidated variable interest entities; the Company and each of its subsidiaries and consolidated variable interest entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them and has no knowledge, after due and careful inquiry, of any tax deficiency which might be assessed against them, except as would not result in a Material Adverse Change.

(dd)         The Company and its subsidiaries and consolidated variable interest entities carry, or are covered by, insurance for the conduct of their respective businesses and the value of their respective properties, if applicable, in such amounts and covering such risks as is adequate and customary for companies engaged in similar businesses; all such insurance is fully in force on the date hereof and will be fully in force at each Time of Delivery; the Company and its subsidiaries and consolidated variable interest entities are in compliance with the terms of all such insurance and there are no claims by the Company or any of its subsidiaries or consolidated variable interest entities under any such insurance as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries or consolidated variable interest entities has any reason to believe that it will not be able to renew any such insurance as and when such insurance expires; neither the Company nor any of its subsidiaries or consolidated variable interest entities has been refused any material insurance coverage sought or applied for;

(ee)          The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(ff)           The Company does not believe it was a passive foreign investment company within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for its most recent taxable year and it does not expect to be one for its current taxable year or in the foreseeable future;

(gg)         PricewaterhouseCoopers Zhong Tian LLP (the “Auditor”), who have (i) certified certain financial statements of the Company and its subsidiaries and consolidated variable interest entities, and (ii) audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder;

(hh)         The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(ii)            Since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(jj)            The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(kk)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries and consolidated variable interest entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(ll)            Solely to the extent that the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC and the Nasdaq thereunder have been and are applicable to the Company, there is and has been no failure on the part of the Company to comply in all respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC and the Nasdaq thereunder;

(mm)        The Company has established, maintained and evaluated, or by the Listing Date shall have established, effective disclosure and corporate governance controls and procedures to ensure that the Company and its board of directors comply in a timely manner with the applicable requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable law relating to disclosure of information and reporting obligations;

(nn)         Neither the Company nor any of its subsidiaries or consolidated variable interest entities nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, representative, affiliate or other individual or entity (“Person”) acting for or on behalf of the Company or any of its subsidiaries or consolidated variable interest entities, is aware of or has, directly or indirectly, made, offered, promised or authorized (i) any contribution, payment, gift of funds or property, or anything of value to any public official (as defined below), where either the payment or the purpose of such contribution, payment, gift or thing of value was, is, or would be made, offered, promised or authorized to influence official action or to obtain or retain any undue commercial advantage for the Company or any of its subsidiaries or consolidated variable interest entities, or prohibited under any applicable law; or (ii) any bribe, rebate, payoff, influence payment, kickback or other corrupt or unlawful payment in any jurisdiction in connection with the business activities of the Company or any of its subsidiaries or consolidated variable interest entities; without prejudice to the foregoing, neither the Company nor any of its subsidiaries or consolidated variable interest entities nor any director, officer, or employee of the Company or of any of its subsidiaries or consolidated variable interest entities, or, to the Company’s knowledge, any agent, affiliate, representative or other Person acting for or on behalf of the Company, its subsidiaries or consolidated variable interest entities, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of any relevant anti-bribery or anti-corruption laws or the rules or regulations thereunder (“Anti-Corruption Laws”), including, but not limited to, the Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, each as may be amended; and the Company and its subsidiaries and consolidated variable interest entities all have instituted, maintained and enforced policies and procedures designed to ensure continued compliance therewith; and no part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder (as used herein, “public official” includes any official, agent, officer, employee or representative of, or any Person acting in an official capacity on behalf of, any of the following parties: a national, supranational, regional or local authority, an agency, department or instrumentality of a government, a judicial body, a public international organization, a political party, a body that exercises regulatory authority over any one of the Underwriters, or an entity or enterprise with any level of government or state ownership or control by any one of the foregoing parties; and also includes any candidate for public office or for any political party position and any member of any royal or ruling family; the definition of “public official” further includes immediate family members and close associates of all parties mentioned above);

(oo)         Except as specifically disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries and consolidated variable interest entities have maintained complete and accurate books and records in accordance with the Anti-Corruption Laws and generally accepted accounting principles, and have conducted their respective businesses in compliance with applicable Anti-Corruption Laws, Money Laundering Laws, Sanctions and laws relating to data privacy and data security, and have in place, have adhered to, and shall adhere to policies and procedures designed to pre-vent their directors, officers, employees, affiliates, agents, representatives and other Persons acting for or on behalf of the Company or any of its subsidiaries or consolidated variable interest entities from engaging in any conduct that would result in violations of any such laws by any of the Company, its subsidiaries and consolidated variable interest entities, or any Person participating in the offering (whether as underwriter, advisor, investor or otherwise);

(pp)      The operations of the Company and its subsidiaries and consolidated variable interest entities are and have been conducted at all times in compliance in all respects with applicable financial recordkeeping and reporting and anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries and consolidated variable interest entities conduct business, and any related or similar rules, regulations or guidelines issued, administered or enforced by any relevant governmental agency (collectively, the “Money Laundering Laws”);

(qq)      No investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or consolidated variable interest entities with respect to the Anti-Corruption Laws, Money Laundering Laws, and Sanctions is pending or, to the knowledge of the Company, threatened;

(rr)      None of the Company nor any of its subsidiaries or consolidated variable interest entities nor any director employee or officer thereof, nor, to the knowledge of the Company, any agent, affiliate, representative or other person acting for or on behalf of the Company, its subsidiaries or consolidated variable interest entities, is a Person that is, or is owned 50% or more or controlled by a Person that is: (i) currently the target of or subject to any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and the U.S. Department of Commerce (and including, without limitation, persons designated as a “specially designated national”, “blocked person” or “foreign sanctions evader”), the European Union, Switzerland, Her Majesty’s Treasury, the Hong Kong Monetary Authority, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) is or has been located, organized or resident in or otherwise affiliated with a country or territory that is, or whose government is, the target of or subject to Sanctions. Furthermore, the Company, its subsidiaries and consolidated variable interest entities will not directly or indirectly use the proceeds of the offering of the Offer Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, consolidated variable interest entities, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the target of or subject to Sanctions or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company, nor any of its subsidiaries or consolidated variable interest entities has engaged in any dealings or transactions, directly or indirectly, with or for the benefit of a Person that at the time of the dealing or transaction is or was the target of or subject to Sanctions, or is or was owned 50% or more or controlled by any such Person, or with, in or relating to a country or territory that at the time of the dealing or transaction is or was, or whose government is or was, the target of or subject to Sanctions ; nor does the Company, or any of its subsidiaries or consolidated variable interest entities have any plans to engage in dealings or transactions, directly or indirectly, with or for the benefit of such Persons, or with or in such country or territory;

(ss)      (A) The Company and its subsidiaries and consolidated variable interest entities and their respective assets and operations are in compliance with, and the Company and each of its subsidiaries and consolidated variable interest entities have obtained or made and hold and are in compliance with all approvals required under, any and all applicable Environmental Laws (as defined below) in all material respects; (B) there are no past, present or, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company and its subsidiaries and consolidated variable interest entities, taken as a whole, under, or to interfere with or prevent compliance by each of the Company and its subsidiaries and consolidated variable interest entities with, Environmental Laws; (C) none of the Company or its subsidiaries or consolidated variable interest entities is the subject of any investigation, or has received any notice or claim, or is a party to or affected by any pending or, threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below), which would, individually or in the aggregate, result in a Material Adverse Change (as used herein, “Environmental Laws” means any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign relating to health, safety, the environment (including, without limitation, the protection, cleanup or restoration thereof), natural resources or Hazardous Materials (including, without limitation, the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials), and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(tt)      Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or its other subsidiaries, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or the other subsidiaries any loans or advances to such subsidiary from the Company or the other subsidiaries or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends declared by a subsidiary in the PRC may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in United States dollars, subject to the successful completion of PRC formalities required for such remittance, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such person;

(uu)      Each party to the material agreements to which the consolidated variable interest entities and its shareholders are a party (the “VIE Agreements”) has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has duly authorized, executed and delivered, each of the VIE Agreements; and, each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto; the VIE Agreements do not violate, breach, contravene or otherwise conflict with any applicable laws of the PRC and the execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of its subsidiaries and consolidated variable interest entities pursuant to (i) the constitutive or organizational documents of the Company or any of its subsidiaries and consolidated variable interest entities, (ii) any applicable statute, rule, regulation or order currently in effect of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries and consolidated variable interest entities or any of their properties, or (iii) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries and consolidated variable interest entities is a party or by which the Company or any of its subsidiaries and consolidated variable interest entities is bound or to which any of the properties of the Company or any of its subsidiaries and consolidated variable interest entities is subject; there is no legal or governmental proceeding, inquiry or investigation pending against the Company, its subsidiaries and consolidated variable interest entities or shareholders of the consolidated variable interest entities in any jurisdiction challenging the validity of any of the VIE Agreements, and to the best knowledge of the Company after due and careful inquiry, no such proceeding, inquiry or investigation is threatened in any jurisdiction; each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement; none of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto; the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the consolidated variable interest entities;

(vv)      Each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders and option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Regulations”), including, without limitation, requesting each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Regulations;

(ww)      Each of this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents has been duly authorized, executed and delivered by the Company and, when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms;

(xx)            The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries and consolidated variable interest entities at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries and consolidated variable interest entities for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.;

(yy)      The unaudited pro forma financial information and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the Listing Rules and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus;

(zz)      All information disclosed or made available (or which is required to have been disclosed or made available, including, without limitation, as necessary or relevant to the performance by the Joint Sponsors of its obligations as sponsor under the Listing Rules) in writing or orally from time to time by or on behalf of the Company or any of its subsidiaries or consolidated variable interest entities or any director, officer, employee or agent of the Company or any of its subsidiaries or consolidated variable interest entities to the SEHK, the SFC, the SEC or the Underwriters for the purposes of the Global Offering and/or the listing of the Offer Shares on the SEHK (including, without limitation, for the purposes of replying to queries raised by the SEHK or the SFC or the SEC) was so disclosed or made available in full and in good faith and was, and remains, complete, true and accurate in all material respects and not misleading in any material respects, and there is no other information which has not been provided the result of which would make the information so received misleading in any material respects;

(aaa)      All statements or expressions of opinion or intention or forecasts or estimates (including, without limitation, the statements regarding the sufficiency of working capital, future plans, use of proceeds, significant accounting policies, indebtedness, prospects, dividends, material contracts and litigation) disclosed during the course of the Global Offering, remain fairly and honestly made after due and proper consideration and on reasonable grounds and, where appropriate, based on reasonable grounds and assumptions, and such grounds or assumptions remain truly and honestly held by the Company and its directors and there are no other facts known or which could, upon due and careful inquiry, have been known to the Company or its directors the omission of which would make any such statement or expression misleading in any respect;

(bbb)      Any certificate signed by any officer or director of the Company and delivered to the Underwriters, counsel for the Underwriters as required or contemplated by this Agreement or the Hong Kong Underwriting Agreement, as applicable, shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter;

(ccc)      There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Global Offering;

(ddd)      Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the other documents filed with the SEHK in connection with the Company’s listing application and/or the Hong Kong Public Offering, no transaction tax, issue tax, stamp duty, capital, documentary, registration, or other issuance or transfer tax or duty or any withholding tax is or will be payable by or on behalf of the Company or the Underwriters, or otherwise imposed on any payments made to the Underwriters, acting in their capacity as Underwriters, in connection with (i) the creation, allotment and issuance of the Offer Shares; (ii) the sale and delivery by the Company of the Offer Shares to the Underwriters or purchases procured by the Underwriters ; (iii) the sale and delivery by the Underwriters of the Offer Shares to the initial purchasers thereof; (iv) the execution, delivery or performance of this Agreement, the Hong Kong Underwriting Agreement or the Stock Borrowing Agreement or the consummation of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement or the Stock Borrowing Agreement; (v) any subsequent transfer of, or agreement to transfer, the Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the Underwriters); or (vi) deposit of the Offer Shares with the HKSCC; and

(eee)      The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Share Capital” insofar as they purport to constitute summaries of the terms of the ordinary shares. The statements set forth in the annual report of the Company filed with the SEC for the year ended December 31, 2020 under the caption “Item 10. Additional Information — B. Memorandum and Articles of Association,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(fff)      Approval in principle has been obtained from the Listing Committee for the listing of, and permission to deal in, the Offer Shares on the Main Board of the SEHK and there is no reason to believe that such approval may be revoked, suspended or modified.

(B)            The Selling Shareholder represents and warrants to, and agrees with, each of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters that:

(a)            The Selling Shareholder has been duly organized and is validly existing as a company or a limited partnership, as the case may be, in good standing (where applicable) in its jurisdiction of organization;

(b)            The Selling Shareholder has and on each Time of Delivery hereinafter mentioned will have valid and unencumbered title to the Shares to be delivered by such Selling Shareholder on such Time of Delivery and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares thereby to be delivered by the Selling Shareholder on such Time of Delivery hereunder; and upon the delivery of and payment for the Shares on each Time of Delivery hereunder the several Underwriters will acquire valid and unencumbered title to the Shares to be delivered by the Selling Shareholder on such Time of Delivery.

(c)            The Shares to be sold by the Selling Shareholder may be freely transferable by such Selling Shareholder to or for the accounts of the several Underwriters; and there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands, the PRC or the United States, except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(d)            No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Selling Shareholder for the consummation of the transactions contemplated by the Power of Attorney (as defined below), the Custody Agreement (as defined below) or this Agreement in connection with the offering and sale of the Shares sold by the Selling Shareholder, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws;

(e)            The execution, delivery and performance of the Power of Attorney (as defined below), the Custody Agreement (as defined below) and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Shareholder or any of its properties or any agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the properties of the Selling Shareholder is subject, or the charter or by-laws or constituent documents of the Selling Shareholder;

(f)            The Selling Shareholder has full right, power and authority to execute and deliver this Agreement and the Custody Agreement (the “Custody Agreement”) signed by such Selling Shareholder and the Company, as custodian (in such capacity, the “Custodian”) in connection with the offer and sale of the Shares contemplated herein and to perform its obligations under such agreements;

(g)            The power of attorney (“Power of Attorney”), appointing certain individual(s) named therein as the Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time;

(h)            The sale of the Shares by the Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries or consolidated variable interest entities that is not set forth in the Pricing Disclosure Package and the Final Prospectus;

(i)            Each of this Agreement, the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by the Selling Shareholder and constitute valid and legally binding obligations of the Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(j)            The Selling Shareholder has no affiliations or associations with any member of FINRA;

(k)            The Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(l)            Neither such Selling Shareholder nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the knowledge of such Selling Shareholder, any agent, representative, affiliate or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries or affiliates, is aware of or has, in each case in connection with the business activities of the company or any of its subsidiaries or consolidated variable interest entities, directly or indirectly, made, offered, promised or authorized (i) any contribution, payment, gift of funds or property, or anything of value to any public official (as defined above in 3(A)(nn)), where either the payment or the purpose of such contribution, payment, gift or thing of value was, is, or would be made, offered, promised or authorized to influence official action or to obtain or retain any undue commercial advantage for the Company or any of its subsidiaries or consolidated variable interest entities, or prohibited under any applicable law; or (ii) any bribe, rebate, payoff, influence payment, kickback or other corrupt or unlawful payment in any jurisdiction; without prejudice to the foregoing, neither the Selling Shareholder nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the knowledge of such Selling Shareholder, any agent, affiliate, representative or other person acting for or on behalf of such Selling Shareholder or any of its subsidiaries or affiliates, is aware of or has taken any action, directly or indirectly, in connection with the business activities of the company or any of its subsidiaries or consolidated variable interest entities that would result in a violation by such persons of any relevant anti-bribery or anti-corruption laws or the rules or regulations thereunder, including, but not limited to, the Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, each as may be amended;

(m)            The operations of such Selling Shareholder, its subsidiaries and affiliates are and have been conducted at all times in compliance with the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries or affiliates with respect to the Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened;

(n)            Neither such Selling Shareholder nor any of its subsidiaries nor any director, officer or employee thereof, nor, to the knowledge of such Selling Shareholder, any agent, affiliate representative or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries or affiliates, is currently subject to or the target of any Sanctions; or (ii) is or has been located, organized or resident in or otherwise affiliated with a country or territory that is, or whose government is, the target of or subject to Sanctions. Furthermore, such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Offer Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the target of or subject to Sanctions or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Selling Shareholder nor any of its subsidiaries or affiliates has engaged in any dealings or transactions, directly or indirectly, with or for the benefit of a Person that at the time of the dealing or transaction is or was the target of or subject to Sanctions, or is or was owned 50% or more or controlled by any such Person, or with, in or relating to a country or territory that at the time of the dealing or transaction is or was, or whose government is or was, the target of or subject to Sanctions ; nor does the Selling Shareholder, or any of its subsidiaries or affiliates have any plans to engage in dealings or transactions, directly or indirectly, with or for the benefit of such Persons, or with or in such country or territory;

(o)            There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(p)            Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Time of Delivery and the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares by the Selling Shareholder, including any free writing prospectus; and

Any certificate signed by any Attorney-in-Fact of such Selling Shareholder and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement will constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

4.      (A)      The Company agrees with each of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Lead Managers and the International Underwriters:

(a)            To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus, or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other materials required to be filed by the Company with the SEC pursuant to Rule 433(d) under the Securities Act; to file promptly all reports required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offer Shares; to advise you, promptly after it receives notice thereof, of (i) the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Offer Shares, (ii) any notice of objection by the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iii) any suspension of the qualification of the Offer Shares for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for any such purpose or (v) any request by the SEC to amend or supplement the Registration Statement or the Prospectus or for additional information;

(b)            In the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offer Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(c)            If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(d)            If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offer Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offer Shares, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Offer Shares, in a form reasonably satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offer Shares to continue as contemplated in the expired registration statement relating to the Offer Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(e)            Promptly from time to time to take such action as you may reasonably request to qualify the Offer Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(f)            Not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement, to furnish the International Underwriters with written and electronic copies of the Prospectus in such quantities as you may have reasonably requested and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offer Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each International Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any International Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offer Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such International Underwriter, to prepare and deliver to such International Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(g)            If at any time following issuance of an Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, conflicted or would conflict with the information then contained in the Registration Statement, or as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(h)            the Company has promptly notified or will promptly notify the Joint Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission; provided, however, that this undertaking shall not apply to any statements or omissions contained in any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with the International Underwriter Information (as defined below);

(i)            If at any time subsequent to the Time of Sale, any further documents are filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the SEC since the SEC’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II to this Agreement;

(j)            To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder (including, at the option of the Company, Rule 158), provided that the Company will be deemed to have furnished such statement to its security holders to the extent the same is furnished on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or on its website;

(k)            Except for (i) the issue, offer and sale of the Offer Shares pursuant to the Global Offering (including pursuant to Over-Allotment Option) (ii) the grant or issue of securities pursuant to the terms of the Share Incentive Plans, including the effect of one or more bulk issuances of ordinary shares, or ADSs upon deposit of Shares with the Company’s depositary bank, and delivered to the Company’s brokerage accounts existing on the date of this Agreement, in contemplation of future issuance under the Share Incentive Plans existing on the date of this Agreement (iii) any capitalization issue, capital reduction or consolidation or sub-division of the ordinary shares, (iv) any repurchase of securities pursuant to any of the Company’s share repurchase programs existing on the date of this Agreement, and (v) the issue of any securities in connection with the convertible senior notes due 2022 in the aggregate principal amount of US$900 million that were issued by the Company in October 2017, during the period commencing on the date of this Agreement and ending on, and including, the date that is 90 days after the Listing Date (as defined in the Hong Kong Underwriting Agreement) (the “Lock-up Period”), the Company hereby undertakes to each of the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters and the Joint Sponsors not to, without the prior written consent of the Joint Representatives (on behalf of the International Underwriters) and unless in compliance with the requirements of the Listing Rules,

(a)            offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of, or create an Encumbrance over, or agree to transfer or dispose of or create an Encumbrance over either directly or indirectly, conditionally or unconditionally, any ordinary shares or ADSs or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any ordinary shares or ADSs or other securities of the Company or any interest in any of the foregoing), or deposit any ordinary shares or other securities of the Company, with a depositary in connection with the issue of depositary receipts; or

(b)            enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any ordinary shares or ADSs or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any ordinary shares or ADSs or other securities of the Company or any interest in any of the foregoing); or

(c)            enter into any transaction with the same economic effect as any transaction specified in clause (a) or (b) above; or

(d)            offer to or contract to or agree to or announce any intention to effect any transaction specified in clause (a), (b) or (c) above,

in each case, whether any of the transactions specified in clause (a), (b) or (c) above is to be settled by delivery of ordinary shares or ADSs or other securities of the Company, or in cash or otherwise (whether or not the issue of such ordinary shares or ADSs or other shares or securities will be completed within the Lock-up Period).

(l)            To pay the required SEC filing fees relating to the Offer Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the provision therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(m)            To use the net proceeds received by it from the sale of the Offer Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(n)            To have the Offer Shares approved for listing on the SEHK by the First Time of Delivery and to use its best endeavors to procure that it will maintain such listing on the SEHK for at least six months after the First Time of Delivery, except following a withdrawal of such listing which has been approved by the shareholders of the Company in accordance with the Listing Rules and applicable laws or following an offer (within the meaning of the Hong Kong Code on Takeovers and Mergers) for the Company becoming unconditional;

(o)            Upon request of any International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors, to furnish, or cause to be furnished, to such International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(p)            To comply with The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the “Listing Rules”) and/or any other applicable law, including filing such relevant reports, documents, agreements and other information which may from time to time be required to be so filed by applicable Laws to be so filed because the Offer Shares are outstanding;

(q)            To maintain accounting and management systems, and internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures, that are appropriate and sufficient (A) to satisfy the obligations of the Company and its directors to comply with the Listing Rules and other legal and regulatory requirements, in particular the financial reporting, disclosure of inside information and notifiable and connected transaction requirements and (B) to allow a proper assessment of the financial position and prospects of the Company, both before and after listing on the SEHK;

(r)            Prior to each Time of Delivery, to, and to cause all other parties acting on its or their behalf to, issue no press announcement, press release or other communication directly or indirectly and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Offer Shares, without the prior approval of the Joint Representatives;

(s)            For so long as the Shares are outstanding, to file with the SEHK, the SFC and any other relevant governmental authority in Hong Kong and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable laws to be so filed because the Shares are outstanding;

(t)            Not to be or become, at any time prior to the expiration of one year after the latest Time of Delivery, an investment company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended;

(u)            Not to, and to cause any of its directors, officers, employees, affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, use, directly or indirectly, the proceeds from the sale of the Offer Shares for any purpose or activity that would cause any person participating in the Global Offering, including, without limitation, the Hong Kong Underwriters and the International Underwriters, to be in violation of Sanctions;

(v)            Not to, and to cause any of its directors, officers, employees, affiliates and/or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company that is not, or is not reasonably expected to be, included in each of the General Disclosure Package and the Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the date on which the Hong Kong Offer Price is determined in accordance with the terms of the Hong Kong Underwriting Agreement;

(w)            Not to, and to cause its affiliates or any person acting on its or their behalf (other than the International Underwriters and their respective affiliates) not to, distribute prior to the latest Time of Delivery any offering material in connection with the offer and sale of the International Offer Shares other than the General Disclosure Package and the Prospectus and any General Use Issuer Free Writing Prospectus approved by the Joint Representatives;

(x)            Until the Joint Representatives have notified the Company of the completion of the distribution of the International Offer Shares, not to, and to cause any of its directors, officers, employees, affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilizing Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Laws;

(y)            Not to, and to cause any of its directors, officers, employees, affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilizing Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

(z)            Prior to the completion of the Global Offering as notified by the Joint Representatives, without prior approval by the Joint Representatives, not to, (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) acquire or dispose of or agree to acquire or dispose of any business or assets, which in each case would, or could reasonably be expected to, materially and adversely affect the Global Offering or result in a Material Adverse Change;

(aa)      To do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(bb)      Subject to any waiver granted by the SEHK, to use its best endeavors to procure that no core connected person (as defined in the Listing Rules) of the Company will itself (or through a company controlled by it) apply for the International Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules and having obtained confirmation to that effect, and if the Company shall become aware of any application or indication of interest for the International Offer Shares by any core connected person, controlled company or nominee, it shall forthwith notify the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters);

(cc)      To indemnify and hold each of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective affiliates harmless against any transaction, documentary, stamp, capital or other issuance, registration, documentary, transfer or other similar taxes or duties (including any such taxes imposed by way of withholding) and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in the PRC, the Cayman Islands, Hong Kong, the United States or any other jurisdiction in which the Company has an office or any jurisdiction from which payment is made or deemed to be made, on the creation, allotment, issuance, offer, sale and distribution of the Offer Shares as contemplated in each of the General Disclosure Package and the Prospectus and the execution and delivery of this Agreement, and to indemnify and hold each of the International Underwriters and their respective affiliates harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts); where the Company is obliged to pay value added or similar tax on any amount payable hereunder to the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors, the Company shall pay such additional amounts equal to any applicable value added or similar tax.

(B)            The Selling Shareholder agrees with the International Underwriters that:

(a)            Such Selling Shareholder will abide by the terms of the Lock-Up Letter substantially in the form set forth in Exhibit E executed by such Selling Shareholder;

(b)            Such Selling Shareholder agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(c)            Such Selling Shareholder agrees to notify promptly the Company and the Joint Representatives of any change in the information relating to such Selling Shareholder in the Registration Statement, the Pricing Prospectus and the Prospectus at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Registration Statement, the Pricing Prospectus and the Prospectus has been completed, as determined by the Representatives;

(d)            Such Selling Shareholder will deliver to each International Underwriter (or its agent), prior to or at the First Time of Delivery, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), as appropriate, together with all required attachments to such form;

(e)            Such Selling Shareholder will not, and will cause its affiliates not to, take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares;

(f)            Such Selling Shareholder will indemnify and hold harmless each of the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective affiliates against any transaction, documentary, stamp, capital or other issuance, registration, documentary, transfer or other similar taxes or duties (including any such taxes imposed by way of withholding), including any interest and penalties, on the creation, allotment, issuance, offer, sale and distribution of the Offer Shares and on the execution and delivery of this Agreement; where such Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective affiliates, the Selling Shareholder shall pay such additional amounts equal to any applicable value added or similar tax;

(g)            Such Selling Shareholder agrees not to use any of the proceeds received by it from the sale of the Selling Shareholder Firm Shares and Option Shares pursuant to this Agreement or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person, or in, with, or relating to any Sanctioned Country, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise), or in any manner that is not in compliance with applicable laws, rules and regulations of any Governmental Agency having jurisdiction over such Selling Shareholder.

5.            (a) Each International Underwriter represents and agrees that, without the prior consent of the Company and the Joint Representatives, (i) it has not made and will not make any offer relating to the Offer Shares that would constitute a free writing prospectus required to be filed with the SEC; (ii) any such free writing prospectus the use of which has been consented to by the Company and the Joint Representatives is listed on Schedule II hereto;

(b)            The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending.

6.            The Company covenants and agrees with the several International Underwriters, to pay or cause to be paid the following:

(a)            any remaining sponsor fee and accrued out-of-pocket expenses payable to the Joint Sponsors under the engagement letters (the “Sponsor Engagement Letters”) dated February 8, 2021 between the Company, Goldman Sachs, Credit Suisse and CLSA Capital Markets, and dated March 1, 2021 between the Company and CICC. Any reimbursement of out-of-pocket expenses of the Joint Sponsors will be made subject to the written consent of the Company upon receipt of a breakdown of expenses incurred, and on an actually incurred basis, from each of the respective Joint Sponsors. For the avoidance of doubt, on completion of the Listing, an amount equal to the total sponsor fee payable to the Joint Sponsors shall be deducted from the aggregate amount of the underwriting commission received by the Joint Sponsors or their respective affiliates pursuant to the provisions of this Agreement and the Hong Kong Underwriting Agreement; provided, however, that in the event the Listing is not completed, the sponsors' fee shall be due and payable as set out in the Sponsor Engagement Letters;

(b)            fees, disbursements and expenses of the Auditor;

(c)            fees, disbursements and expenses of the Hong Kong Registrar and the White Form eIPO Service Provider;

(d)            fees, disbursements and expenses of all legal advisers to the Company and the fees and expenses of all legal advisers to the Underwriters;

(e)            fees, disbursements and expenses of the Industry Consultant;

(f)            fees, disbursements and expenses of the Internal Control Consultant;

(g)            fees, disbursements and expenses of any public relations consultants;

(h)            fees, disbursements and expenses of the Receiving Bank and the Nominee;

(i)            fees, disbursements and expenses of other agents and advisers of the Company relating to the Global Offering;

(j)            fees, disbursements and expenses related to the application for listing of the Offer Shares on the SEHK, the registration of any documents with any relevant Authority and the qualification of the Offer Shares in any jurisdiction;

(k)            all printing and advertising costs (including all fees and expenses of the financial printer retained for the Global Offering);

(l)            all costs of preparation, printing, despatch, filing and distribution of the Offering Documents and PHIP (where applicable) in all relevant jurisdictions, and all amendments and supplements thereto;

(m)            all costs of preparation, printing, despatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(n)            fees and expenses relating to the registration of the Hong Kong Public Offering Documents and any amendments and supplements thereto with any Authority, including, without limitation, the Registrar of Companies in Hong Kong;

(o)            the Trading Fee and the Transaction Levy payable by the Company, and all capital duty (if any), stamp duty (if any), premium duty (if any) and any other fees, charges, expenses, Taxes and levies payable, in respect of the creation, issue, sale and delivery of the Offer Shares;

(p)            all costs and expenses related to the preparation and launching of the Global Offering;

(q)            fees and expenses related to background searches, company searches, litigation searches, bankruptcy and insolvency searches, directorship searches and other searches conducted by or on behalf of the Joint Representatives in connection with the Global Offering and which have been approved by the Company in writing;

(r)            all CCASS transaction fees payable in connection with the Global Offering; and

(s)            fees and expenses of the financial printer retained for the Global Offering (including any translator fee charged by or payable to the financial printer),

shall be borne by the Company, and the Company shall pay or cause to be paid all such costs, expenses, fees, charges and Taxation incurred in connection with the listing of the Class A ordinary shares on the SEHK including, without limitation, Brokerage, Trading Fee and Transaction Levy payable by the Company and any stamp or capital duty or other similar tax arising from the creation, issue, allotment or sale of Offer Shares pursuant to the Global Offering, other than Taxes imposed in respect of net income or profit by a taxing jurisdiction wherein the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the International Underwriters are incorporated, resident or have a fixed place of business, imposed on or with respect to any commission or fees received by any of such parties pursuant to the Hong Kong Underwriting Agreement.

The Selling Shareholder agrees to pay or cause to be paid (i) the fees, disbursements and expenses of any counsel separately appointed by the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act; and (ii) any stamp or capital duty or other similar tax arising from the allotment, offer or sale of Offer Shares pursuant to the Global Offering. The Joint Representatives shall be entitled to deduct the amount of such stamp or capital duty or other similar tax arising from the allotment, offer or sale of Offer Shares pursuant to the Global Offering from the net proceeds from the offer and sale of the Offer Shares.

7.            The obligations of the International Underwriters hereunder, as to the Offer Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder herein are, at and as of the Time of Sale and such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholder shall have performed all of their respective obligations hereunder theretofore to be performed and the following additional conditions:

(a)            The Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and no notice of objection by the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to your reasonable satisfaction;

(b)            Simpson Thacher & Bartlett, counsel for the International Underwriters as to Hong Kong laws, shall have furnished to the Joint Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Joint Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)            Simpson Thacher & Bartlett LLP, counsel for the International Underwriters as to U.S. laws, shall have furnished to the Joint Representatives such written opinion or opinions, including Rule 10b-5 disclosure letters, dated such Time of Delivery, in form and substance satisfactory to the Joint Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)            Haiwen & Partners, counsel for the International Underwriters as to PRC laws, shall have furnished to the Joint Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Joint Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(e)            Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Selling Shareholder as to U.S. laws, shall have furnished to the Joint Representatives their written opinion or opinions (including matters with respect to the Company and the Selling Shareholder), including Rule 10b-5 disclosure letters, dated such Time of Delivery, in form and substance satisfactory to the Joint Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(f)            Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to Hong Kong laws, shall have furnished to Joint Representatives their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Joint Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(g)            TransAsia Lawyers, counsel for the Company as to PRC laws, shall have furnished to the Joint Representatives their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Joint Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(h)            Maples and Calder (Hong Kong) LLP, counsel for the Company and the Selling Shareholder as to Cayman Islands laws, shall have furnished to the Joint Representatives their written opinion or opinions (including matters with respect to the Company), dated the date of the Hong Kong Prospectus and each Time of Delivery, in form and substance satisfactory to the Joint Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(i)            PricewaterhouseCoopers Zhong Tian LLP, and its affiliate, shall have furnished to the Joint Representatives comfort letters dated, respectively, the date of the Hong Kong Prospectus, the date of this Agreement and each Time of Delivery, in form and substance satisfactory to the Joint Representatives, which letters shall cover, without limitation, the various financial disclosures contained in or incorporated by reference in each of Hong Kong Prospectus, the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus;

(j)            (i) Neither the Company nor any of its subsidiaries or consolidated variable interest entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the share capital or long-term indebtedness of the Company or any of its subsidiaries, taken as a whole, or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Offer Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k)            At each of the Time of Sale and at each Time of Delivery, the Company does not and will not have any debt securities outstanding that are rated by a “nationally recognized statistical rating organization”, as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act;

(l)            On or after the Time of Sale, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, The Stock Exchange of Hong Kong Limited; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities, or Hong Kong or PRC authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong, Cayman Islands, or the PRC; (iv) the imposition of the proposal of exchange controls by any governmental authority in Hong Kong or the PRC; (v) the outbreak or escalation of hostilities involving the United States or the PRC or the declaration by the United States or the PRC of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Hong Kong, or the PRC, if the effect of any such event specified in clause (v) or (vi) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(m)            The Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionally of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder;

(n)            The Company shall have complied with the provisions of Section 4(f) hereof with respect to the furnishing of prospectuses within the prescribed time period following the execution and delivery of this Agreement;

(o)            The Offer Shares shall have been duly listed on the SEHK;

(p)            The Lender shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Borrower shall have received executed copies thereof;

(q)            The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you substantially in the form of Exhibit A, Exhibit B and Exhibit C hereto;

(r)             The Joint Bookrunners shall have received on such Time of Delivery, as the case may be, a certificate, dated such date and signed by the Selling Shareholder or an attorney-in fact of the Selling Shareholder to the effect that the representations and warranties of the Selling Shareholder in this Agreement are true and correct as of such Time of Delivery;

(s)            On or prior to the First Time of Delivery, each International Underwriter (or its agent) shall have received from the Selling Shareholder a properly completed and executed IRS Form W-9 or an IRS Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), as appropriate, together with all required attachments to such form; and

(t)             each party set forth in Schedule III attached hereto shall have entered into a letter agreement (each a “Lock-Up Letter”) substantially in the form set forth in Exhibit E hereto.

8.              (a) The Company and the Selling Shareholder, jointly and severally, will indemnify and hold harmless each Indemnified Party against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Written Testing-the-Waters Communication in reliance upon and in conformity with the International Underwriter Information (as defined below); as used herein, an “Indemnified Party” means the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their Affiliates and their respective directors, officers, employees and agents and each person, if any, who controls such International Underwriter, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or Joint Sponsor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(b)            Each International Underwriter, severally and not jointly, will indemnify and hold harmless the Company, the Selling Shareholder, and each of their and its directors and each of their officers who signs a Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the International Underwriter Information; and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an International Underwriter and an applicable document, “International Underwriter Information” shall mean the written information furnished to the Company and the Selling Shareholder by such International Underwriter through the Joint Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any International Underwriter consists of the following information in the Prospectus furnished on behalf of each International Underwriter: the name and address of such International Underwriter appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(c)            Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the International Underwriters on the other from the offering of the International Offer Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the International Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the International Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder on the one hand or the International Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholder and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the International Offer Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)            In the event that any award, order or judgment given or made in relation to any amount due hereunder to the International Underwriters, or any other Indemnified Party entitled to seek indemnity against the Company and the Selling Shareholder hereunder that is expressed and paid in a currency (the “relevant currency”) other than United States dollars, the Company and the Selling Shareholder, will, jointly and severally, indemnify each International Underwriter, or such other Indemnified Party, against any loss incurred by such International Underwriter, or such other Indemnified Party, as the case may be, as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the relevant currency for the purpose of obtaining or enforcing such award, order or judgment and (b) the rate of exchange at which such International Underwriter, or other Indemnified Party is able to purchase United States dollars with the amount of the relevant currency actually received by such International Underwriter, or other Indemnified Party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder and shall continue in full force and effect notwithstanding any such award, order or judgment as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

9.            (a) If any International Underwriter shall default in its obligation to purchase the International Offer Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such International Offer Shares on the terms contained herein. If within thirty-six hours after such default by any International Underwriter you do not arrange for the purchase of such International Offer Shares, then the Company and the Selling Shareholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such International Offer Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholder that you have so arranged for the purchase of such International Offer Shares, or the Company and the Selling Shareholder notify you that they have so arranged for the purchase of such International Offer Shares, you or the Company and the Selling Shareholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “International Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such International Offer Shares.

(b)            If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by you and the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased does not exceed 10% of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholder shall have the right to require each non-defaulting International Underwriter to purchase the number of shares which such International Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting International Underwriter to purchase its pro rata share (based on the number of International Offer Shares which such International Underwriter agreed to purchase hereunder) of the International Offer Shares of such defaulting International Underwriter or International Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

(c)            If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by you and the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased exceeds 10% of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholder shall not exercise the right described in subsection (b) above to require non-defaulting International Underwriters to purchase International Offer Shares of a defaulting International Underwriter or International Underwriters, then this Agreement (or, with respect to each Additional Time of Delivery, the obligations of the International Underwriters to purchase and of the Company and the Selling Shareholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting International Underwriter or the Company and the Selling Shareholder, except for the expenses to be borne by the Company and the Selling Shareholder and the International Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

10.            The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the several International Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriters, Joint Representatives, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers or Joint Sponsors or any controlling person of any International Underwriters, Joint Representatives, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers or Joint Sponsors, or the Company, or any officer or director or controlling person of the Company, or the Selling Shareholder, and shall survive delivery of and payment for the Offer Shares.

11.            If this Agreement shall be terminated pursuant to Section 9 hereof, or as a result of the termination of the Hong Kong Underwriting Agreement, neither the Company nor the Selling Shareholder shall be under any liability to any International Underwriters, Joint Representatives, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers or Joint Sponsors except as provided in Sections 6 and 8 hereof; but, if for any other reason, any International Offer Shares are not delivered by or on behalf of the Company or the Selling Shareholder as provided herein, the Company and the Selling Shareholder will reimburse the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors through the Joint Representatives for all out of pocket expenses approved in writing by the Company, including fees and disbursements of counsel, reasonably incurred by the International Underwriters in making preparations for the purchase, sale and delivery of the International Offer Shares not so delivered, but the Company and the Selling Shareholder shall then be under no further liability to any International Underwriter except as provided in Sections 6 and 8 hereof.

12.            In all dealings hereunder, the Joint Representatives shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the International Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs at 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: *********, facsimile number: *********; Credit Suisse at 88th Floor, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, Attention: *********, facsimile number: *********; CLSA at 18/F, One Pacific Place, 88 Queensway, Hong Kong, Attention: *********, facsimile number: *********; CICC at 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong, Attention: *********, facsimile number: *********; CLSA Capital Markets at 18/F, One Pacific Place, 88 Queensway, Hong Kong, Attention: *********, facsimile number: *********; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Weibo Corporation, No. 8 Sina Plaza, Courtyard 10, the West, XiBeiWang E. Road, HaiDian District, Beijing 100080, China, Attention: *********, and if to the Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to No. 8 Sina Plaza, Courtyard 10, the West, XiBeiWang E. Road, HaiDian District, Beijing 100080, China, Attention: *********. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the International Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholder, which information may include the name and address of their respective clients, as well as other information that will allow the International Underwriters to properly identify their respective clients.

13.            This Agreement shall be binding upon, and inure solely to the benefit of, the International Underwriters, the Joint Sponsors, the Company and the Selling Shareholder and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Shareholder or any International Underwriter or any Joint Sponsors, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the International Offer Shares from any International Underwriter or Joint Sponsors shall be deemed a successor or assign by reason merely of such purchase.

14.            Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the SEC’s office in Washington, D.C. in the United States of America is open for business and the term “Hong Kong Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Hong Kong are generally authorized or obligated by law or executive order to close.

15.            Each of the Company and the Selling Shareholder acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the International Offer Shares, the Joint Representatives, in their roles as such, are acting solely as joint representatives of the Global Offering, the Joint Global Coordinators, in their roles as such, are acting solely as joint global coordinators of the Global Offering, the Joint Bookrunners, in their role as such, are acting solely as joint bookrunners of the Global Offering, the Joint Lead Managers, in their role as such, are acting solely in their role as joint lead manager of the Global Offering and the Joint Sponsors, in their role as such, are acting solely as joint sponsors in connection with the listing of the Shares on the SEHK.

16.            Each of the Company and the Selling Shareholder further acknowledges that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are acting pursuant to a contractual relationship with the Company and the Selling Shareholder entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, act or be responsible as a fiduciary or adviser to the Company and the Selling Shareholder, their respective directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

17.            Each of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors hereby expressly for itself and for its delegates disclaims any fiduciary or advisory or similar obligations to the Company and/or the Selling Shareholder, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the ordinary shares on the SEHK or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. Each of the Company and the Selling Shareholder, on the one hand, and the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors, as applicable, to the Company and/or the Selling Shareholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company and/or the Selling Shareholder. None of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors is advising the Company and/or the Selling Shareholder as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and the Company and/or the Selling Shareholder must consult their own advisers concerning such matters. The International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors will have no responsibility or liability to the Company and/or the Selling Shareholder with respect thereto.

18.            Each of the Company and the Selling Shareholder further acknowledges and agrees that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are not advising the Company and the Selling Shareholder, their respective directors, officers, employees or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective directors, officers, employees and Affiliates shall have any responsibility or liability to Company or the Selling Shareholder with respect thereto. Any review by the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and shall not be on behalf of the Company or the Selling Shareholder.

19.            Each of the Company and the Selling Shareholder hereby waives and releases, to the fullest extent permitted by law, any claims that the Company and the Selling Shareholder may have against the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company and the Selling Shareholder in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the ordinary shares on the SEHK or any process or matters leading up to such transactions.

20.            Notwithstanding anything in this Agreement, none of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and any other indemnified party shall have any liability whatsoever to the Company or any other person in respect of any alleged insufficiency of the International Offering Price or any dealing price of the Offer Shares (it being acknowledged by the parties that the Company is solely responsible in this regard).

21.            This Agreement, together with, in the case of the Joint Sponsors, the engagement letters dated February 8, 2021 between the Company, GS, Credit Suisse and CLSA Capital Markets, and dated March 1, 2021 between the Company and CICC, constitute the entire agreement between the Company, the Joint Sponsors, Joint Representative, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters relating to the underwriting of the International Offering and supersedes and extinguishes any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement.

22.            This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and the Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York (the “New York Courts”) and the Company and the Selling Shareholder agree to submit to the jurisdiction of, and to venue in, such courts. The Company and the Selling Shareholder irrevocably waive and agree not to claim any immunity (sovereign or otherwise) to which they may otherwise be or become entitled in any action or proceeding brought in any New York courts or in any other courts.

The Company and the Selling Shareholder irrevocably appointed Cogency Global Inc. as their authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company and/or the Selling Shareholder by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company and/or the Selling Shareholder in any such suit or proceeding. The Company and/or the Selling Shareholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.            This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

24.            Notwithstanding anything herein to the contrary, each of the Company and the Selling Shareholder is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and/or the Selling Shareholder relating to that treatment and structure, without the International Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

25.            All payments to be made by the Company and/or the Selling Shareholder under this Agreement shall be paid gross free and clear of any right of counterclaim or set-off, and without deduction or withholding for or on account of any present or future taxation imposed by any authority and all interest, additions to tax, penalties or similar liabilities with respect thereto, save for any deduction or withholding required by law. If any taxation is required by law to be deducted or withheld in connection with such payments, the Company and/or the Selling Shareholder will increase the amount paid so that the full amount of such payments as agreed herein is received by the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors. For the avoidance of doubt, no such additional amount(s) will be payable pursuant to this paragraph on account of (i) any income taxes or other Taxes imposed on an International Underwriter as a result of such International Underwriter having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder; or (ii) any taxes to the extent imposed as a result of the failure of an International Underwriter to timely provide information or certification concerning such International Underwriter’s nationality, residence, identity or connection with the relevant taxing jurisdiction as reasonably requested by the Company and/or the Selling Shareholder that would have reduced or eliminated such taxes.

26.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b)            In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

(c)           As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

27.           Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement or understanding between the parties to this Agreement, each BRRD Counterparty (as defined below) acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below) and acknowledges, accepts and agrees to be bound by:

(i)            the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the relevant BRRD Party (as defined below) to the relevant BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof;

(ii)           the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(iii)          the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on the relevant BRRD Counterparty of such shares, securities or obligations;

(iv)          the cancellation of the BRRD Liability; and

(v)           the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this section:

“Bail-In Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-In Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Counterparty” means any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means the relevant International Underwriter to which the BRRD applies;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party.

28.            EU Blocking Regulation.

Each of the International Underwriters, the Company and the Selling Shareholder agrees and confirms that it is not entitled to the benefit of or does not seek, make or repeat, as appropriate the representation and warranty and undertaking contained in Section 3(A)(nn) and Section 3(B)(l) of this Agreement to the extent that those provisions would result in a violation of Council Regulation (EC) 2271/1996 (the “EU Blocking Regulation”) or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the International Underwriters and the Joint Sponsors, this letter and such acceptance hereof shall constitute a binding agreement between each of the International Underwriters, the Joint Sponsors, the Company and the Selling Shareholder. It is understood that your acceptance of this letter on behalf of each of the International Underwriters is pursuant to the authority set forth in a form of Agreement among International Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Weibo Corporation

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

Very truly yours,

SINA Corporation

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of SINA Corporation

[Signature Page to International Underwriting Agreement]

Accepted as of the date first written above.

For itself and on behalf of each of the International Underwriters

Goldman Sachs (Asia) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

Accepted as of the date first written above.

For itself and on behalf of each of the International Underwriters

Credit Suisse (Hong Kong) Limited

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

Accepted as of the date first written above.

For itself and on behalf of each of the International Underwriters

CLSA Limited

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

Accepted as of the date first written above.

For itself and on behalf of each of the International Underwriters

China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

Accepted as of the date first written above.

For and on behalf of itself as a Joint Sponsor

CLSA Capital Markets Limited

By:
Name:
Title:

[Signature Page to International Underwriting Agreement]

SCHEDULE I-A

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT

Underwriter	Total Number of Offer Shares to be Purchased	Percentage
Goldman Sachs (Asia) L.L.C.
Credit Suisse (Hong Kong) Limited
CLSA Limited
China International Capital Corporation Hong Kong Securities Limited
Nomura International (Hong Kong) Limited
Deutsche Bank AG, Hong Kong Branch[1]
Haitong International Securities Company Limited
Huatai Financial Holdings (Hong Kong) Limited
Valuable Capital Limited
ABCI Securities Company Limited
CMBC Securities Company Limited
CMB International Capital Limited
Total	11,000,000	100.0

1 Deutsche Bank Aktiengesellschaft (Incorporated in the Federal Republic of Germany & members’ liability is limited)

SCHEDULE I-B

COMMITMENT OF INTERNATIONAL UNDERWRITERS AND HONG KONG UNDERWRITERS

Underwriter	Firm Shares to be Purchased	Percentage	Hong Kong Offer Shares to be Purchased	Percentage
Goldman Sachs (Asia) L.L.C.
Credit Suisse (Hong Kong) Limited
CLSA Limited
China International Capital Corporation Hong Kong Securities Limited
Nomura International (Hong Kong) Limited
Deutsche Bank AG, Hong Kong Branch[2]
Haitong International Securities Company Limited
Huatai Financial Holdings (Hong Kong) Limited
Valuable Capital Limited
ABCI Securities Company Limited
CMBC Securities Company Limited
CMB International Capital Limited
Total	9,900,000	100.0	1,100,000	100.0

2 Deutsche Bank Aktiengesellschaft (Incorporated in the Federal Republic of Germany & members’ liability is limited)

SCHEDULE I-C

SELLING SHAREHOLDER

Selling Shareholder	Firm Shares to be Sold	Maximum Number of Optional Shares to be Sold
SINA Corporation	5,500,000	1,650,000

SCHEDULE II

(1)	General Use Free Writing Prospectus(es) (included in the General Disclosure Package)

[●]

(2)	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

a.            The initial price to the public of the Offer Shares is HK$[●].

(3)	Limited Use Free Writing Prospectus(es)

[●]

SCHEDULE III

LIST OF LOCK-UP PARTIES

Exhibit A

OFFICER’S CERTIFICATE OF THE COMPANY

Exhibit B

OFFICERS’ CERTIFICATE RE NON-COMFORTED DATA

Exhibit C

CERTIFICATE OF GENERAL COUNSEL OF THE COMPANY

Exhibit D

OVER-ALLOTMENT OPTION EXERCISE NOTICE

Exhibit E

Form Lock-Up Letter